Exhibit 99

                 DUKE ENERGY REPORTS FIRST QUARTER 2005 RESULTS

     - Reported basic earnings per share of 91 cents versus 34 cents in previous year; 44 cents in ongoing basic EPS versus 34 cents in prior year's quarter

     - Field Services results led by strong operations and one-time gains

     - Improved operations and minimized mark-to-market movement help DENA cut losses significantly

     - Reduced debt lowers interest expense by $63 million

    CHARLOTTE, N.C., May 4 /PRNewswire-FirstCall/ -- Duke Energy (NYSE: DUK) today reported first quarter 2005 basic earnings per share (EPS) of $0.91, or $868 million in net income, compared to $0.34 per share in first quarter 2004, or $311 million. On a diluted basis, first quarter 2005 earnings were $0.88 per share, compared to $0.33 in first quarter 2004.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20040414/DUKEENERGYLOGO )
    Ongoing basic EPS for first quarter 2005, which excludes special items, was $0.44 versus $0.34 in first quarter 2004. On a diluted basis, ongoing EPS for first quarter 2005 was $0.43 compared to $0.32 in first quarter 2004.

    "It was a great quarter and reflects the actions we took last year to strengthen all our businesses," said Paul Anderson, Duke Energy chairman of the board and chief executive officer. "The effort we undertook to cut debt in 2004 is showing real results as we reduced interest expense by $63 million."

    Anderson said that Duke Energy North America continued to reduce losses while Field Services had a strong quarter, and International Energy increased its earnings.

    Special items impacting basic EPS for the quarter include:

                                                                                   2005            2004
                                                 Pre-Tax           Tax             EPS             EPS
($ in Millions)                                   Amount          Effect          Impact          Impact
--------------------------------------------   ------------    ------------    ------------    ------------
 First quarter 2005

- Gain on sale of TEPPCO GP, net of
  minority interest of $343 million            $        791    $       (293)   $       0.52              --
- Gain on sale of TEPPCO L.P. units                      97             (36)           0.07              --
- Loss on de-designation of Field Services'
  hedges as a result of the announced
  transaction with ConocoPhillips                      (118)             44           (0.08)             --
- Mark-to-market losses on de-designated
  2005 Field Services' hedges                           (54)             19           (0.03)             --
- Mutual insurance liability adjustment                 (28)             10           (0.02)             --
- Gain on sale of Grays Harbor                           21              (8)           0.01              --

 First quarter 2004

- Gain on sale of Australian assets            $        256    $        (18)             --    $       0.26
- Net loss on sale of DENA assets,
  primarily anticipated sale of southeast
  U.S. plants                                          (359)            126              --           (0.26)
- Gains on sale of other assets, including
  Caribbean Nitrogen Co.                                 14              (5)             --            0.01
- Charge related to planned sale of
  Cantarell investment                                  (13)              5              --           (0.01)

 Total basic EPS impact                                                        $       0.47    $       0.00

 Basic EPS, as reported                                                        $       0.91    $       0.34
 Basic EPS, ongoing *                                                          $       0.44    $       0.34

      * Includes results from operations in International Energy and Field Services that have been discontinued.

    BUSINESS UNIT RESULTS

    Franchised Electric
    First quarter 2005 segment EBIT for Franchised Electric was $336 million, compared to 2004 segment EBIT of $424 million. The decrease was driven by milder winter weather compared to 2004 and higher operating and maintenance expenses resulting from the timing of planned power plant maintenance and outages.

    Earnings were also lower due to Duke Power's bulk power marketing (BPM) profit-sharing program, which did not begin in North Carolina and South Carolina until second quarter 2004. Regulatory amortization expenses for the quarter were $85 million versus $69 million in first quarter 2004.

    The impact of continued economic development activity led to industrial sales rising approximately 6 percent from the previous year's quarter. Franchised Electric also had almost 45,000, or about 2 percent, more customers than in first quarter 2004.

    Natural Gas Transmission
    Duke Energy Gas Transmission (DEGT) reported first quarter 2005 segment EBIT of $407 million, compared to $398 million in first quarter 2004. The increase was due primarily to U.S. business expansions and the strengthening Canadian currency. This was partially offset by the implementation of a new earnings-sharing mechanism at Union Gas in Canada.

    The favorable Canadian currency impacts on DEGT's EBIT were partially offset in Duke Energy's consolidated net income by currency impacts on Canadian interest and taxes.

    Field Services
    The Field Services business segment, which currently represents Duke Energy's 70-percent interest in Duke Energy Field Services (DEFS), reported first quarter 2005 segment EBIT from continuing operations of $921 million compared to $91 million from continuing operations in first quarter 2004.

    The increase was due to pre-tax gains realized on the sale of DEFS' TEPPCO GP of about $791 million, net of minority interest of about $343 million, and the sale of Duke Energy's TEPPCO LP units of $97 million. Also during the quarter, as a result of the anticipated deconsolidation of DEFS, Field Services recognized a net charge of $118 million related to the de-designation of hedges from accrual to mark-to-market accounting.

    Ongoing EBIT for Field Services for first quarter 2005, absent special items, was $151 million versus $91 million in first quarter 2004. Ongoing results for the quarter were positively impacted by higher commodity prices, partially offset by higher operating costs.

    Duke Energy North America
    Duke Energy North America (DENA) reported a segment EBIT loss of $35 million in first quarter 2005, compared to segment EBIT loss of $557 million in first quarter 2004.

    The improved results were driven by the absence of a $359 million pre-tax loss on the sale of assets recorded in first quarter 2004 and the absence of an $87 million mark-to-market loss, net of minority interest of $6 million, during the same quarter. The significant reduction in mark-to-market losses is the direct result of the successful efforts made over the last year to decrease the earnings volatility associated with this portfolio.

    Results in first quarter 2005 also benefited from higher gross margins from energy generation, lower operating and depreciation expenses and a $21 million pre-tax gain on the sale of DENA's Grays Harbor facility in Washington.

    International Energy
    For first quarter 2005, Duke Energy International (DEI) reported segment EBIT from continuing operations of $68 million, compared to $29 million in first quarter 2004. The increase was positively affected by strong results in Brazil, Guatemala and Peru; continued positive results at National Methanol; and the absence of a $13 million charge related to the sale of DEI's ownership share of the Cantarell plant in Mexico in first quarter 2004.

    Crescent Resources
    Crescent Resources reported first quarter 2005 segment EBIT of $52 million, compared to $60 million in the previous year's quarter. The difference was primarily due to lower commercial sales in first quarter 2005 which were partially offset by higher residential lot and land sales.

    Other
    Other, which includes the cost of corporate governance, DukeNet Communications, the company's 50-percent interest in Duke/Fluor Daniel, Duke Energy Merchants, Duke Energy's captive insurance company Bison Insurance Co. Limited (Bison) and the change in value of the de-designated hedges from Field Services, reported an EBIT loss of $169 million in first quarter 2005, compared to a loss of $5 million in first quarter 2004. Included in this quarter's results is the change in the mark-to-market value of the hedges from Field Services from the time of the de-designation at Feb. 22, 2005, to the end of the quarter. Of this amount, approximately $54 million relates to the 2005 contracts and approximately $56 million relates to the 2006 contracts. Additionally, there was a $28 million charge in first quarter 2005 for a mutual insurance liability adjustment incurred by Bison.

    Ongoing EBIT loss for Other for first quarter 2005, absent special items, was $87 million versus a loss of $19 million for first quarter 2004. This difference is primarily due to the $56 million of mark-to-market losses on the de-designated hedges for 2006 from the date of de-designation to the end of the quarter.

    Discontinued Operations
    The operations reported as discontinued showed a first quarter 2005 gain of $1 million, compared to $246 million in 2004, which included a $238 million gain, net of tax, on the sale of the Australian assets.

    INTEREST EXPENSE

    Interest expense was $293 million for first quarter 2005, compared to $356 million for first quarter 2004 due to the company's aggressive efforts to reduce overall debt.

    INCOME TAX

    First quarter 2005 income tax expense from continuing operations was $447 million, compared to $33 million in first quarter 2004. The increase was due to higher pretax earnings, primarily as a result of the gains realized on the sale of DEFS' TEPPCO GP and Duke Energy's TEPPCO LP units.

    LIQUIDITY AND CAPITAL RESOURCES

    Duke Energy's consolidated capital structure at the end of first quarter 2005, including short-term debt, was 50 percent debt, 45 percent common equity and 5 percent minority interests. The company had approximately $2.07 billion in cash, cash equivalents and short-term investments at the end of first quarter 2005.

    ADDITIONAL INFORMATION

    Additional information, including EPS reconciliation data and a schedule for Duke Energy Field Services gas volume and margin by contract type can be obtained at Duke Energy's first quarter 2005 earnings information Web site at: http://www.duke-energy.com/investors/ .

    NON-GAAP FINANCIAL MEASURES

    The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment's operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

    Duke Energy's management uses ongoing basic and diluted EPS, which are non-GAAP financial measures as they represent basic and diluted EPS adjusted for the impact of special items, as two of the measures to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing basic and diluted EPS provides useful information to investors, as it allows them to more accurately compare the company's ongoing performance across all periods. Ongoing basic EPS is also the basis used for employee incentive bonuses. The most directly comparable GAAP measures for ongoing basic and diluted EPS are reported basic and diluted EPS, which include the impact of special items. Due to the forward-looking nature of ongoing basic and diluted EPS for future periods, information to reconcile such non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

    Duke Energy also uses ongoing segment EBIT as a measure of historical and anticipated future segment performance. When used for future periods, ongoing segment EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment EBIT is a non-GAAP financial measure as it represents reported segment EBIT adjusted for special items. Management believes that the presentation of ongoing segment EBIT provides useful information to investors, as it allows them to more accurately compare a segment's ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment EBIT is reported segment EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of forecasted ongoing segment EBIT and related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

    Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com .

    An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors' section of Duke Energy's Web site http://www.duke-energy.com/investors/ or by dialing 800/946-0786 in the United States or 719/457-2662 outside the United States. The confirmation code is 5588174. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until May 13, 2005, midnight ET, by dialing 888/203-1112 with a confirmation code of 5588174. The international replay number is 719/457-0820, confirmation code 5588174. A replay and transcript also will be available by accessing the investors' section of the company's Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/publications/gaap/ .

    This release includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent Duke Energy's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy's control and could cause actual results to differ materially from the results expressed or implied by those forward- looking statements. Those factors include: the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the outcomes of litigation and regulatory investigations, proceedings or inquiries and other contingencies; the level of creditworthiness of counterparties to Duke Energy's transactions; the amount of collateral required to be posted from time to time in Duke Energy's transactions; opportunities for Duke Energy's business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other infrastructure projects.

    In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

                                   MARCH 2005
                              QUARTERLY HIGHLIGHTS
                                   (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                               ----------------------------
(In millions, except where noted)                  2005             2004
--------------------------------------------   ------------    ------------
COMMON STOCK DATA
  Earnings Per Share (from
   continuing operations)
     Basic                                     $       0.91    $       0.07
     Diluted                                   $       0.88    $       0.07
  Earnings Per Share (from
   discontinued operations)
     Basic                                     $          -    $       0.27
     Diluted                                   $          -    $       0.26
  Earnings Per Share
     Basic                                     $       0.91    $       0.34
     Diluted                                   $       0.88    $       0.33
  Dividends Per Share                          $      0.275    $      0.275
  Weighted-Average Shares Outstanding
     Basic                                              954             912
     Diluted                                            990             947
---------------------------------------------------------------------------
INCOME
Operating Revenues                             $      5,749    $      5,636
                                               ============    ============
Total Reportable Segment EBIT                         1,749             445
Other EBIT                                             (169)             (5)
Interest Expense                                        293             356
Interest Income and Other (a)                           (27)            (14)
Income Tax Expense from Continuing
 Operations                                             447              33
Income from Discontinued Operations                       1             246
                                               ------------    ------------
Net Income                                              868             311
Dividends and Premiums on Redemption
 of Preferred and Preference Stock                        2               2
                                               ------------    ------------
Earnings Available for Common
 Stockholders                                  $        866    $        309
                                               ============    ============
---------------------------------------------------------------------------
CAPITALIZATION
    Common Equity                                        45%             37%
    Preferred Stock                                       0%              0%
                                               ------------    ------------
  Total Common Equity and Preferred
   Securities                                            45%             37%

  Minority Interests                                      5%              5%
  Total Debt                                             50%             58%
---------------------------------------------------------------------------
Total Debt                                     $     18,590    $     21,798
Book Value Per Share                           $      17.76    $      15.28
Actual Shares Outstanding                               928             914
---------------------------------------------------------------------------
CAPITAL AND INVESTMENT EXPENDITURES
  Franchised Electric                          $        227    $        262
  Natural Gas Transmission                               96             154
  Field Services                                         49              25
  Duke Energy North America                               3               9
  International Energy                                    4               8
  Crescent                                              140             162
  Other                                                   3              18
                                               ------------    ------------
Total Capital and Investment
 Expenditures                                  $        522    $        638
                                               ============    ============
---------------------------------------------------------------------------
EBIT BY BUSINESS SEGMENT
  Franchised Electric                          $        336    $        424
  Natural Gas Transmission                              407             398
  Field Services                                        921              91
  Duke Energy North America                             (35)           (557)
  International Energy                                   68              29
  Crescent                                               52              60
                                               ------------    ------------
Total reportable segment EBIT                         1,749             445
  Other EBIT                                           (169)             (5)
  Interest expense                                     (293)           (356)
  Interest Income and Other (a)                          27              14
                                               ------------    ------------
Consolidated earnings from continuing
 operations before income taxes                $      1,314    $         98
                                               ============    ============

    (a) Other includes foreign currency remeasurement gains and losses and additional minority interest not allocated to the segment results.

                                   MARCH 2005
                              QUARTERLY HIGHLIGHTS
                                   (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                               ----------------------------
(In millions, except where noted)                  2005             2004
--------------------------------------------   ------------    ------------
FRANCHISED ELECTRIC
  Operating Revenues                           $      1,265    $      1,271
  Operating Expenses                                    931             851
  Gains on Sales of Other Assets,
   net                                                    1               -
  Other Income, net of expenses                           1               4
                                               ------------    ------------
  EBIT                                         $        336    $        424
                                               ------------    ------------
  Sales, GWh                                         21,163          21,963
---------------------------------------------------------------------------
NATURAL GAS TRANSMISSION
  Operating Revenues                           $      1,175    $      1,038
  Operating Expenses                                    776             638
  Gains on Sales of Other Assets,
   net                                                    2               -
  Other Income, net of expenses                          14               6
  Minority Interest Expense                               8               8
                                               ------------    ------------
  EBIT                                         $        407    $        398
                                               ------------    ------------

  Proportional Throughput, TBtu                       1,056           1,089
---------------------------------------------------------------------------
FIELD SERVICES (a)
  Operating Revenues                           $      2,674    $      2,353
  Operating Expenses                                  2,586           2,228
  Gains on Sales of Other Assets,
   net                                                    2               -
  Other Income, net of expenses                       1,251              18
  Minority Interest Expense                             420              52
                                               ------------    ------------
  EBIT                                         $        921    $         91
                                               ------------    ------------

  Natural Gas Gathered and
   Processed/Transported, TBtu/day (b)                  7.1             7.2
  Natural Gas Liquids Production,
   MBbl/d (b)                                           365             353
  Average Natural Gas Price per
   MMBtu                                       $       6.27    $       5.69
  Average Natural Gas Liquids Price
   per Gallon                                  $       0.73    $       0.59
---------------------------------------------------------------------------
DUKE ENERGY NORTH AMERICA
  Operating Revenues                           $        468    $        624
  Operating Expenses                                    538             841
  Gains (Loss) on Sales of Other
   Assets, net                                           28            (352)
  Other Income (Expense), net                             1              (2)
  Minority Interest Benefit                              (6)            (14)
                                               ------------    ------------
  EBIT                                         $        (35)   $       (557)
                                               ------------    ------------

  Actual Plant Production, GWh (c)                    3,956           5,461
  Proportional MW Capacity in
   Operation                                          9,890          15,821
---------------------------------------------------------------------------
INTERNATIONAL ENERGY (a)
  Operating Revenues                           $        168    $        154
  Operating Expenses                                    119             131
  Other Income, net of expenses                          21               9
  Minority Interest Expense                               2               3
                                               ------------    ------------
  EBIT                                         $         68    $         29
                                               ------------    ------------

  Sales, GWh                                          4,535           4,564
  Proportional MW Capacity in
   Operation                                          4,139           4,121
---------------------------------------------------------------------------
CRESCENT
  Operating Revenues                           $         65    $         38
  Operating Expenses                                     52              36
  Gains on Sales of Investments in
   Commercial and Multi-Family Real

   Estate                                                42              59
  Minority Interest Expense                               3               1
                                               ------------    ------------
  EBIT                                         $         52    $         60
                                               ------------    ------------
---------------------------------------------------------------------------
OTHER
  Operating Revenues                           $         40    $        344
  Operating Expenses                                    210             387
  Gains on Sales of Other Assets,
   net                                                    -              14
  Other Income, net of expenses                           1              24
                                               ------------    ------------
  EBIT                                         $       (169)   $         (5)
                                               ------------    ------------

    (a) Certain prior year amounts have been reclassified due to discontinued operations.
    (b) Represents 100% of joint venture volumes.
    (c) Represents 100% of GWh.

    Note: See GAAP reconciliation associated with the 2005 first quarter Earnings Release on the Investor Relations Web site at http://www.duke-energy.com/investors/publications/gaap/ .

                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (In millions, except per-share amounts)

                                                    Three Months Ended
                                                        March 31,
                                               ----------------------------
                                                   2005             2004
                                               ------------    ------------
Operating Revenues                             $      5,749    $      5,636
Operating Expenses                                    5,106           4,925
Gains on Sales of Investments in
 Commercial and Multi-Family Real
 Estate                                                  42              59
Gains (Losses) on Sales of Other
 Assets, net                                             33            (338)
                                               ------------    ------------
Operating Income                                        718             432
                                               ------------    ------------
Other Income and Expenses                             1,305              60
Interest Expense                                        293             356
Minority Interest Expense                               416              38
                                               ------------    ------------
Earnings From Continuing Operations
 Before Income Taxes                                  1,314              98
Income Tax Expense from Continuing
 Operations                                             447              33
                                               ------------    ------------
Income From Continuing Operations                       867              65
Income From Discontinued Operations,
 net of tax                                               1             246
                                               ------------    ------------
Net Income                                              868             311

Dividends and Premiums on Redemption
 of Preferred and Preference Stock                        2               2
                                               ------------    ------------
Earnings Available For Common
 Stockholders                                  $        866    $        309
                                               ============    ============
Common Stock Data
 Weighted-average shares outstanding
   Basic                                                954             912
   Diluted                                              990             947
 Earnings per share (from continuing
  operations)
   Basic                                       $       0.91    $       0.07
   Diluted                                     $       0.88    $       0.07
 Earnings per share (from
  discontinued operations)
   Basic                                       $          -    $       0.27
   Diluted                                     $          -    $       0.26
 Earnings per share
   Basic                                       $       0.91    $       0.34
   Diluted                                     $       0.88    $       0.33
 Dividends per share                           $      0.275    $      0.275

                             DUKE ENERGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                  (In millions)

                                                March 31,      December 31,
                                                   2005            2004
                                               ------------    ------------
ASSETS

Current Assets                                 $      8,277    $      7,971
Investments and Other Assets                         11,732          11,533
Net Property, Plant and Equipment                    33,391          33,506
Regulatory Assets and Deferred
 Debits                                               2,508           2,460
                                               ------------    ------------
  Total Assets                                 $     55,908    $     55,470
                                               ============    ============
LIABILITIES AND COMMON STOCKHOLDERS'
 EQUITY

Current Liabilities                            $      7,121    $      7,538
Long-term Debt                                       16,934          16,932
Deferred Credits and Other
 Liabilities                                         13,338          12,939
Minority Interests                                    1,897           1,486
Preferred and preference stock
 without sinking fund requirements                      134             134
Common Stockholders' Equity                          16,484          16,441
                                               ------------    ------------
  Total Liabilities and Common
   Stockholders' Equity                        $     55,908    $     55,470
                                               ============    ============

                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                  (In millions)

                                                    Three Months Ended
                                                        March 31,
                                               ----------------------------
                                                   2005             2004
                                               ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                   $        868    $        311
  Adjustments to reconcile net income
   to net cash provided by
   operating activities                                 (68)            759
                                               ------------    ------------
         Net cash provided by
          operating activities                          800           1,070
                                               ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
         Net cash provided by (used
          in) investing activities                      989            (326)
                                               ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
         Net cash used in financing
          activities                                 (1,320)           (476)
                                               ------------    ------------
  Changes in cash and cash
   equivalents associated with assets
   held for sale                                         (1)            (31)
                                               ------------    ------------
  Net increase in cash and cash
   equivalents                                          468             237
  Cash and cash equivalents at
   beginning of period                                  533             397
                                               ------------    ------------
  Cash and cash equivalents at end of
   period                                      $      1,001    $        634
                                               ============    ============

                            Supplemental Disclosures
                          Quarter Ended March 31, 2005

Duke Energy Corporation
--------------------------------------------------------------------------------
                                                        1Q05
                                                    ------------
Mark-to-market Portfolio (in millions)              $       (368)
--------------------------------------

Daily Earnings at Risk (DER) (in millions)
------------------------------------------

95% Confidence Level, One-Day Holding Period,
 Two-Tailed as of 03/31/2005                        $          4(a)

    (a) This figure excludes effects of the February 22, 2005 de-designation of certain hedges of Field Services' commodity risk, which have been retained as undesignated derivatives.

Duke Energy North America
--------------------------------------------------------------------------------
                                                       Q-T-D
                                                      March 31,
(in millions unless stated otherwise)                   2005
--------------------------------------------------  ------------
Total Gross Margin                                  $         59

Reconciliation to
 Segment EBIT:

     Plant depreciation                                      (39)
     Plant operating and maintenance expenses                (54)
     General and administrative and other expenses           (36)
     Minority interest                                         6
     Other income, net                                         1
     Gain on sales of other assets, net                       28
                                                    ------------
DENA Segment EBIT                                   $        (35)
                                                    ============

Owned Assets - Contracted Level
-------------------------------

                                Remaining 2005                           2006
                       ---------------------------------   ---------------------------------
                       Millions        %  Contracted       Millions         % Contracted
                MWs      MWh        --------------------      MWh       --------------------
  Region     Capacity  Available    Capacity     Energy    Available    Capacity (c) Energy
----------   --------  ---------    --------    --------   ---------    --------    --------
East            4,615         28(b)       16%          6%         37(b)       11%          7%
West            5,275         26          37%         34%         34          12%         34%
             --------  ---------                           ---------
  Total         9,890         54          26%         20%         71          11%         20%

    (b) East capacity includes 5 million MWh from peaking facilities in 2005 and
        6.5 million in 2006 and excludes plants where we own a non- controlling equity interest only.

    (c) Capacity does not include Regulatory Must Run ("RMR") elections for 2006, scheduled to occur in late 2005.

                            Supplemental Disclosures
                          Quarter Ended March 31, 2005

    Terms of Reference
    ----------------------------------------------------------------------------

    MWs Capacity
    ------------
    Represents the official rated capacity of DENA's percentage ownership of its merchant assets excluding Bayside which has been classified as discontinued operations.

    Millions MWhs Available
    -----------------------
    Represents the amount of electric power capable of being generated from owned merchant assets, after adjusting for scheduled maintenance and outage factors. For simple cycle facilities, only peak demand periods were included in this calculation.

    % Contracted:
    -------------
    Capacity: Volumes contracted under tolls as well as Regulatory Must Run ("RMR") and Canadian facilities.

    Energy:  Volumes sold as forward power hedges.

                             Duke Energy Corporation
                              Quarterly Highlights
                  Supplemental Franchised Electric Information
                                 March 31, 2005

                                                       Year To Date Ended
                                                           March 31,
                                           ------------------------------------------
                                                                              %
                                               2005           2004        Inc.(Dec.)
                                           ------------   ------------   ------------
GWH Sales
  Residential                                     6,924          7,031           (1.5)%
  General Service                                 5,887          5,797            1.6%

  Industrial - Textile                            1,575          1,615           (2.5)%
  Industrial - Other                              4,370          3,997            9.3%
                                           ------------   ------------   ------------
    Total Industrial                              5,945          5,612            5.9%

  Other Energy Sales                                 67             66            1.5%
  Regular Resale                                    343            352           (2.6)%
                                           ------------   ------------   ------------

      Total Regular Sales Billed                 19,166         18,858            1.6%

  Special Sales (A)                               2,191          3,023          (27.5)%
                                           ------------   ------------   ------------

        Total Electric Sales                     21,357         21,881           (2.4)%

  Unbilled Revenue                                 (545)          (251)        (117.1)%
                                           ------------   ------------   ------------

    Total Duke Power Electric Sales              20,812         21,630           (3.8)%

  Nantahala Electric Sales                          351            333            5.4%
                                           ------------   ------------   ------------

    Total DP Consolidated Electric
     Sales                                       21,163         21,963           (3.6)%
                                           ============   ============   ============

Average Number of Customers
  Residential                                 1,829,808      1,794,657            2.0%
  General Service                               308,116        301,873            2.1%

  Industrial - Textile                              816            875           (6.7)%
  Industrial - Other                              6,679          6,695           (0.2)%
                                           ------------   ------------   ------------
    Total Industrial                              7,495          7,570           (1.0)%

  Other Energy Sales                             13,177         11,463           15.0%
  Regular Resale                                     15             15            0.0%
                                           ------------   ------------   ------------
    Total Regular Sales                       2,158,611      2,115,578            2.0%

  Special Sales (A)                                  38             41           (7.3)%
                                           ------------   ------------   ------------

  Total Duke Power Electric Sales             2,158,649      2,115,619            2.0%

  Nantahala Electric Sales                       67,607         66,243            2.1%
                                           ------------   ------------   ------------

  Total DP Average Number of
   Customers                                  2,226,256      2,181,862            2.0%
                                           ============   ============   ============

(A) Excludes sales to Nantahala
     Power and Light Company

Heating and Cooling Degree Days
  Actual
  Heating Degree Days                             1,713          1,872           (8.5)%
  Cooling Degree Days                                 -              7         (100.0)%

  Variance from Normal
  Heating Degree Days                               0.6%          12.1%           n/a
  Cooling Degree Days                             (90.3)%        134.3%           n/a

                             DUKE ENERGY CORPORATION
                   ONGOING TO REPORTED EARNINGS RECONCILIATION
                             March 2005 Year-to-date
                              (Dollars in Millions)

                                                Special Items (Note 1)
                                                -------------------------------------
                                                  Gain        Mutual       Gains on
                                                on sale     insurance      sales of
                                  Ongoing       of Grays    liability       equity
                                  Earnings       Harbor     adjustment    investments
                                 ----------    ----------   ----------    -----------
SEGMENT EARNINGS BEFORE
 INTEREST AND TAXES FROM
 CONTINUING OPERATIONS

Franchised Electric              $      336    $        -   $        -    $         -

Gas Transmission                        407             -            -              -

Field Services                          151             -            -            888A

Duke Energy North America               (56)           21C           -              -

International Energy                     68             -            -              -

Crescent                                 52             -            -              -
                                 ----------    ----------   ----------    -----------
  Total reportable
   segment EBIT                         958            21            -            888

Other                                   (87)            -          (28)D            -
                                 ----------    ----------   ----------    -----------
  Total reportable
   segment EBIT and
   other EBIT                    $      871    $       21   $      (28)   $       888
                                 ==========    ==========   ==========    ===========

EARNINGS FOR COMMON

Total reportable segment
 EBIT and other EBIT             $      871    $       21   $      (28)   $       888
Interest Income                          15             -            -              -
Interest Expense                       (293)            -            -              -
Minority Interest -
 Interest Expense                        12             -            -              -
Income taxes on
 continuing operations                 (183)           (8)          10           (329)
Discontinued operations,
 net of taxes                             1             -            -              -
Trust Preferred/
 Preferred Dividends                     (2)            -            -              -
                                 ----------    ----------   ----------    -----------
Total Earnings for Common               421            13          (18)           559
                                 ==========    ==========   ==========    ==========

EARNINGS PER SHARE,
 BASIC                           $     0.44    $     0.01   $    (0.02)   $      0.59
                                 ==========    ==========   ==========    ===========

EARNINGS PER SHARE,
 DILUTED                         $     0.43    $     0.01   $    (0.02)   $      0.56
                                 ==========    ==========   ==========    ===========

                             DUKE ENERGY CORPORATION
             ONGOING TO REPORTED EARNINGS RECONCILIATION (Continued)
                             March 2005 Year-to-date
                              (Dollars in Millions)

                                             Special Items (Note 1)
                            -----------------------------------------------------
                                 Field          MTM change on
                               Services         de-designated
                                 hedge         Field Services
                            de-designation,       hedges for                            Reported
                                  net             2005, net          Total              Earnings
                            ---------------    ---------------    ---------------    ---------------
SEGMENT EARNINGS BEFORE
 INTEREST AND TAXES FROM
 CONTINUING OPERATIONS

Franchised Electric         $             -    $             -    $             -    $           336

Gas Transmission                          -                  -                  -                407

Field Services                       (118)B                  -                770                921

Duke Energy North America                 -                  -                 21                (35)

International Energy                      -                  -                  -                 68

Crescent                                  -                  -                  -                 52
                            ---------------    ---------------    ---------------    ---------------
  Total reportable
   segment EBIT                        (118)                 -                791              1,749

Other                                     -              (54)E                (82)              (169)
                            ---------------    ---------------    ---------------    ---------------

  Total reportable
   segment EBIT and
   other EBIT               $          (118)   $           (54)   $           709    $         1,580
                            ===============    ===============    ===============    ===============

EARNINGS FOR COMMON

Total reportable segment
  EBIT and other EBIT       $          (118)   $           (54)   $           709    $         1,580
Interest Income                           -                  -                  -                 15
Interest Expense                          -                  -                  -               (293)
Minority Interest -
 Interest Expense                         -                  -                  -                 12
Income taxes on
 continuing operations                   44                 19               (264)              (447)
Discontinued operations,
 net of taxes                             -                  -                  -                  1
Trust Preferred/Preferred
 Dividends                                -                  -                  -                 (2)
                            ---------------    ---------------    ---------------    ---------------
Total Earnings for Common               (74)               (35)               445                866
                            ===============    ===============    ===============    ===============

EARNINGS PER SHARE,
 BASIC                      $         (0.08)   $         (0.03)   $          0.47    $          0.91
                            ===============    ===============    ===============    ===============

EARNINGS PER SHARE,
 DILUTED                    $         (0.07)   $         (0.03)   $          0.45    $          0.88
                            ===============    ===============    ===============    ===============

    Note 1 - Amounts for special items are entered net of minority interest

    A - Gain on sale of investment in units of TEPPCO LP, $97 million, and TEPPCO GP, $791 million net of $343 million of minority interest

    B - De-designation of hedges due to proposed sell of 19.7% interest in DEFS to ConocoPhillips. $125 million loss recorded in Impairment and other charges on the Consolidated Statements of Operations, reduced by $7 million of hedge settlements recorded in Non-regulated electric, natural gas liquids and other on the Consolidated Statements of Operations

    C - Recorded in Gains (Losses) on Sales of Other Assets, net on the Consolidated Statements of Operations

    D - Recorded in Operation, maintenance and other on the Consolidated Statements of Operations

    E - Recorded in Non-regulated electric, natural gas liquids and other on the Consolidated Statements of Operations

    Weighted Average Shares (reported and ongoing) - in millions

        Basic         954

        Diluted       990

                                   DUKE ENERGY
                   ONGOING TO REPORTED EARNINGS RECONCILIATION
                             March 2004 Year-to-Date
                              (Dollars in Millions)

                                                             Special Items (Note 1)
                                                             ------------------------------------
                                                                                         Gains
                                                                                        (losses)
                                                              Loss on                   on sales
                                                              sale of                   of other
                                                 Ongoing      Southeast    Cantarell     assets,
                                                 Earnings      assets       Charge        net
                                                ----------   ----------   ----------   ----------
SEGMENT EARNINGS BEFORE INTEREST AND
 TAXES FROM CONTINUING OPERATIONS

Franchised Electric                             $      424   $        -   $        -   $        -

Gas Transmission                                       398            -            -            -

Field Services                                          91            -            -            -

Duke Energy North America                             (198)        (359)A          -            -

International Energy                                    42            -          (13)B          -

Crescent                                                60            -            -            -
                                                ----------   ----------   ----------   ----------

    Total reportable segment EBIT                      817         (359)         (13)           -

Other                                                  (19)           -            -         14 C
                                                ----------   ----------   ----------   ----------

    Total reportable segment EBIT
     and other EBIT                             $      798   $     (359)  $      (13)  $       14
                                                ==========   ==========   ==========   ==========

EARNINGS FOR COMMON

Total reportable segment EBIT and
 other EBIT                                     $      798   $     (359)  $      (13)  $       14
Foreign Currency Translation Losses                     (4)           -            -            -
Interest Income                                          7            -            -            -
Interest Expense                                      (356)           -            -            -
Minority Interest - Interest Expense                    11            -            -            -
Income taxes on continuing
 operations                                           (159)         126            5           (5)
Discontinued operations, net of
 taxes                                                   8            -            -            -
Trust Preferred/Preferred Dividends                     (2)           -            -            -
                                                ----------   ----------   ----------   ----------

Total Earnings for Common                              303         (233)          (8)           9
                                                ==========   ==========   ==========   ==========

EARNINGS PER SHARE, BASIC                       $     0.34   $    (0.26)  $    (0.01)  $     0.01
                                                ==========   ==========   ==========   ==========

EARNINGS PER SHARE, DILUTED                     $     0.32   $    (0.24)  $    (0.01)  $     0.01
                                                ==========   ==========   ==========   ==========

                                   DUKE ENERGY
             ONGOING TO REPORTED EARNINGS RECONCILIATION (Continued)
                             March 2004 Year-to-Date
                              (Dollars in Millions)

                                                 Special Items (Note 1)
                                             ------------------------------
                                             Gain on sale of
                                               Asia Pacific                    Reported
                                                  assets          Total        Earnings
                                             ---------------   ------------   ------------
SEGMENT EARNINGS BEFORE INTEREST
 AND TAXES FROM CONTINUING OPERATIONS

Franchised Electric                          $             -   $          -   $        424

Gas Transmission                                           -              -            398

Field Services                                             -              -             91

Duke Energy North America                                  -           (359)          (557)

International Energy                                       -            (13)            29

Crescent                                                   -              -             60
                                             ---------------   ------------   ------------

    Total reportable segment EBIT                          -           (372)           445

Other                                                      -             14             (5)
                                             ---------------   ------------   ------------

    Total reportable segment EBIT
     and other EBIT                          $             -   $       (358)  $        440
                                             ===============   ============   ============


EARNINGS FOR COMMON

Total reportable segment EBIT and
 other EBIT                                  $             -   $       (358)  $        440
Foreign Currency Translation Losses                        -              -             (4)
Interest Income                                            -              -              7
Interest Expense                                           -              -           (356)
Minority Interest - Interest
 Expense                                                   -              -             11
Income taxes on continuing
 operations                                                -            126            (33)
Discontinued operations, net of
 taxes                                                   238D           238            246
Trust Preferred/Preferred
 Dividends                                                 -              -             (2)
                                             ---------------   ------------   ------------

Total Earnings for Common                                238              6            309
                                             ===============   ============   ============

EARNINGS PER SHARE, BASIC                    $          0.26   $          -   $       0.34
                                             ===============   ============   ============

EARNINGS PER SHARE, DILUTED                  $          0.25   $       0.01   $       0.33
                                             ===============   ============   ============

    Note 1 - Amounts for special items are entered net of minority interest

    A - $(353) million recorded in Gains (Losses) on Sales of Other Assets, net on the Consolidated Statements of Operations and $(6) million recorded in Operation, maintenance and other on the Consolidated Statements of Operations

    B - Recorded in Operation, maintenance and other on the Consolidated Statements of Operations

    C - Primarily gain on sale of Caribbean Nitrogen Co.

    D - Recorded in Discontinued Operations on the Consolidated Statements of Operations

    Weighted Average Shares (reported and ongoing) - in millions

        Basic   912

        Diluted 947

     MEDIA CONTACT:        Randy Wheeless
     Phone:                704/382-8379
     24-Hour:              704/382-8333
     ANALYST CONTACT:      Julie Dill
     Phone:                980/373-4332

SOURCE  Duke Energy
    -0-                             05/04/2005
    /CONTACT: Media, Randy Wheeless, +1-704-382-8379, or 24-Hour, +1-704-382-8333, or Analysts, Julie Dill, +1-980-373-4332, both of Duke
Energy/
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